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                                                                   EXHIBIT 10.42




                       FIRST AMENDMENT TO PROMISSORY NOTE



         This First Amendment to Promissory Note (this "Amendment") is executed as of June 20, 1996, by and between India Exotics, Inc., a Texas corporation ("Purchaser"), and India Exotics, Inc., a Missouri corporation ("Lender").


                              W I T N E S S E T H:


         WHEREAS, Purchaser executed that certain Promissory Note in favor of Lender, dated February 7, 1995 (the "Note") (each capitalized term not expressly defined herein shall have the meaning given to such term in the
Note); and

         WHEREAS, as provided in the Note, the Variable Principal was to have been reduced by an aggregate amount of up to $500,000 over the term of the Note in accordance with the provisions relating to the calculation of the Variable Principal Payments as set forth therein; and

         WHEREAS, Purchaser and Lender have agreed to amend the provisions of the Note relating to the Variable Principal and Variable Interest as set forth herein; and

         WHEREAS, Purchaser and Lender desire to ratify and affirm the Note as amended hereby;

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Purchaser and Lender hereby covenant and agree as follows:

         SECTION 1.  AMENDMENT.

         (a) The first two paragraphs of the Note are amended and restated in their entirety as follows:

                 FOR VALUE RECEIVED, the undersigned, India Exotics, Inc., a Texas corporation ("Purchaser"), promises to pay to India Exotics, Inc., a Missouri corporation and its successors ("Lender"), at 436 Sheffield Estates Drive, St. Louis, Missouri, the principal sum of One Million Eight Hundred Thirty Thousand and No/100 Dollars ($1,830,000) (the "Principal Amount"), together with interest from the date hereof on the principal balance from time to time remaining unpaid, at the rate herein provided.
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                 One Million Five Hundred Thousand Dollars ($1,500,000) of the
         Principal Amount is referred to herein as the "Fixed Principal".
         Three Hundred Thirty Thousand Dollars ($330,000) of the Principal Amount is referred to herein as the "Additional Fixed Principal".

         (b) Section 1 of the Note is amended and restated in its entirety as follows:

                 1. The Fixed Principal will be paid in twelve equal consecutive quarterly installments of $125,000 ("Fixed Principal Payments") payable April 1, 1995, July 1, 1995, October 1, 1995, January 1, 1996, April 1, 1996, July 1, 1996, October 1, 1996, January 1, 1997, April 1, 1997, July 1, 1997, October 1, 1997, and January 1,
         1998. The Additional Fixed Principal will be paid in three consecutive yearly installments ("Additional Fixed Principal Payments") payable February 15 of 1996, 1997 and 1998, as set forth below.

         (c) The first five paragraphs of Section 2 of the Note are amended and restated in their entirety as follows:

                 2. Interest on the Fixed Principal will accrue beginning on the date of this Note and will be payable monthly on the first day of each month ("Fixed Interest Payments") based on the then outstanding Fixed Principal balance. Interest on the Additional Fixed Principal ("Additional Fixed Interest") will accrue on the total outstanding Additional Fixed Principal balance beginning on the date of this Note. The first payment of Additional Fixed Interest (the "First Interest Payment") is due February 15, 1996, and will be calculated solely on the Additional Fixed Principal Payment due February 15, 1996. The second payment of Additional Fixed Interest (the "Second Interest Payment") is due February 15, 1997, and will be calculated solely on the Additional Fixed Principal Payment due February 15, 1997. The third payment of Additional Fixed Interest (the "Third Interest Payment") is due February 15, 1998, and will be calculated solely on the Additional Fixed Principal Payment due February 15, 1998. The First Interest Payment, the Second Interest Payment and the Third Interest Payment are, collectively, the "Additional Fixed Interest Payments". The Additional Fixed Interest due on the Second Interest Payment and the Third Interest Payment will be compounded annually. The First Interest Payment will include Additional Fixed Interest for one year, the Second Interest Payment will include Additional Fixed Interest for two years and the Third Interest Payment will include Additional Fixed Interest for three years.

                 Subject to the last sentence of this paragraph, Purchaser's obligation to make payments on the Principal Amount and any accrued but unpaid interest on this Note will terminate if Khokha ceases to be employed by Purchaser, Celebrity





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         or any other affiliate of Celebrity (Purchaser, Celebrity and any other affiliates of Celebrity are, collectively, the "Affiliated Companies") under the Employment Agreement between Khokha and Purchaser of even date herewith (the "Employment Agreement"). If Purchaser's obligation to make payments on this Note terminates pursuant to the preceding sentence, (i) the Fixed Principal Payment and the Fixed Interest Payment next due will be prorated, respectively, over the quarter (for Fixed Principal Payment) and month (for Fixed Interest Payment) in which such termination occurs and Purchaser will pay Lender, on the next Fixed Principal Payment due date, that portion of the prorated Fixed Principal Payment, and on the next Fixed Interest Payment due date, that portion of the prorated Fixed Interest Payment, for the part of the quarter and month, respectively, in which Khokha was still employed by an Affiliated Company and (ii) the Additional Fixed Principal Payment and the Additional Fixed Interest Payment next due will be prorated over the year in which such termination occurs and Purchaser will pay Lender, on the next Additional Fixed Principal and Additional Fixed Interest due date, that portion of the prorated Additional Fixed Principal Payment and that portion of the prorated Additional Fixed Interest Payment attributable to the part of the year in which Khokha was employed by an Affiliated Company. This paragraph does not give Purchaser any right to reclaim any payments made under this Note prior to the termination of the Employment Agreement. Notwithstanding the other provisions of this paragraph, Purchaser will continue to make payments on this Note if Khokha's employment with the Affiliated Companies ceases during the term of this Note due to (i) the death or disability of Khokha (as "disability" is defined in the Employment Agreement), (ii) the termination of Khokha by the Affiliated Companies without cause (as "cause" is defined in the Employment Agreement) or
         (iii) termination of the Employment Agreement by Khokha for cause (as "cause" is defined in the Employment Agreement), and any outstanding Additional Fixed Principal will continue to be a fixed obligation of Purchaser due on the dates and in the amounts set forth herein.

                 The amount of the Additional Fixed Principal Payment will be $80,000 in 1996 and $125,000 in each of 1997 and 1998.

                 This Note may be prepaid in part or in full at any time without premium or penalty, provided that any such prepayment will be applied first to the reduction of accrued but unpaid interest and then to principal.

                 If Celebrity reports an annual operating loss (before extraordinary charges and nonrecurring items) in any fiscal year (as set forth in its annual report on Form 10-K or any successor form, as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the total unpaid Fixed Principal,





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         plus accrued but unpaid interest thereon, will become immediately due and payable. If Robert H. Patterson, Jr. ("Patterson"), the majority shareholder of Celebrity, (i) is not the Chairman of the Board of Directors of Celebrity or (ii) sells Celebrity securities so that the total voting power attributable to his ownership of Celebrity securities constitutes less than 25% of the total voting power of all outstanding voting securities of Celebrity, the total unpaid Fixed Principal, plus accrued but unpaid interest thereon, will become immediately due and payable; provided that if, as a result of any issuances or sales of securities by Celebrity, pursuant to public offerings, mergers, consolidations or other transactions that result in the dilution of all Celebrity shareholders' control rights pro rata, Patterson ceases to own securities with at least 25% of the total voting power of all outstanding securities of Celebrity, but continues to (a) serve as the Chairman of the Board of Directors of Celebrity, (b) own Celebrity securities so that the total voting power attributable to his ownership of Celebrity securities constitutes the largest total voting power attributable to the ownership of Celebrity securities by any single person or entity and (c) own securities with at least 15% of the total voting power of all outstanding securities of Celebrity, the acceleration provisions contained in this sentence will not apply. For the purposes of this paragraph, ownership of securities will mean beneficial ownership of such securities as defined in Rule 13d-3(d)(1) promulgated under the Exchange Act. Acceleration pursuant to this paragraph entitles Lender to retain the Fixed Principal, but does not in any way affect the due dates for payment of Additional Fixed Principal or Purchaser's offset rights set forth in the Agreement.

         (d) The ninth paragraph of Section 2 of the Note is amended and restated in its entirety as follows:

                 Acceleration under the preceding paragraph, including subsections (a) and (b), entitles Lender to retain the Fixed Principal, but does not in any way affect Purchaser's obligation to pay the Additional Fixed Principal on the dates set forth above or to exercise the offset rights set forth in the Agreement.

         (e) The thirteenth paragraph of Section 2 of the Note is amended and restated in its entirety as follows:

                 Acceleration under the preceding paragraph causes the immediate acceleration of all unpaid portions of the Fixed Principal and the Additional Fixed Principal.

         SECTION 2. ACKNOWLEDGEMENT OF PARTIAL PAYMENT. Purchaser and Lender acknowledge that Purchaser has heretofore paid (i) $59,878.68 of the Additional Fixed Principal Payment of $80,000 due in 1996 and (ii) $6,403 of the First Interest Payment. Purchaser and Lender agree





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that the remainder of the Additional Fixed Principal Payment of $80,000 due in
1996 (being the sum of $20,121.32) and the remainder of the First Interest Payment due in 1996 shall be paid to Lender by Purchaser within thirty (30) days after the date of this Amendment.

         SECTION 3. RATIFICATION. Except as amended hereby, the Note is hereby ratified and affirmed in all respects and shall remain in full force and effect.

         SECTION 4. COUNTERPARTS. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

         SECTION 5. CHOICE OF LAW. This Amendment and the rights and obligations of the parties hereto will be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.

         SECTION 6. ENTIRE AGREEMENT. This Amendment contains the entire agreement between the parties relating to the subject matter hereof and thereof. This Amendment may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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         IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

                                        INDIA EXOTICS, INC.,
                                        a Texas corporation



                                        By /s/ JAMES R. THOMPSON
                                          ------------------------------------
                                               James R. Thompson,
                                               Vice President - Finance



                                        INDIA EXOTICS, INC.,
                                        a Missouri corporation



                                        By /s/ SURENDRA KHOKHA
                                          ------------------------------------
                                               Surendra Khokha,
                                               President


                              CONSENT OF GUARANTOR


         The undersigned Guarantor hereby acknowledges and consents to the modifications and amendments contained in this Amendment and agrees that its obligations are not reduced, modified, impaired or affected in any manner by such modifications or amendments.


                                        CELEBRITY, INC.,
                                        a Texas corporation



                                        By /s/ JAMES R. THOMPSON
                                          ------------------------------------
                                               James R. Thompson,
                                               Vice President - Finance





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